          63                                                        Exhibit 2.03
DATED        29th May                                                       1998






                            (1) SHOP-VAC CORPORATION

                                     - and -

                                (2) GLEN DIMPLEX






                     --------------------------------------

                                    AGREEMENT

                        for the sale and purchase of the
                      whole of the issued share capital of
                             Goblin Ireland Limited

                      -------------------------------------
















                                                                  ---------
                                                                    Dibb
                                                                  ---------
                                                                   Lupton
                                                                  ---------
                                                                    Alsop
                                                                  ---------

                                    CONTENTS


1.       DEFINITIONS AND INTERPRETATION........................................1

2.       SALE AND PURCHASE OF SHARES...........................................3

3.       CONSIDERATION.........................................................4

4.       COMPLETION............................................................4

5.       FURTHER ASSURANCE AND ATTORNEY........................................4

6.       COSTS.................................................................4

7.       SUCCESSORS AND ASSIGNMENT.............................................4

8.       VARIATIONS............................................................5

9.       WAIVER................................................................5

10.      AGREEMENT CONTINUES IN FORCE..........................................5

11.      SEVERABILITY..........................................................5

12.      NOTICES...............................................................5

13.      COUNTERPARTS..........................................................6

14.      GOVERNING LAW.........................................................6

SCHEDULE 1.....................................................................8
     The Company...............................................................8

SCHEDULE 2.....................................................................9
     Part 1....................................................................9
            Completion.........................................................9
     Part 2...................................................................10
            Items to be provided..............................................10

AGREED FORM DOCUMENTS

1        Completion Board Minutes of the Company
2        Resignations of Directors and Secretary
3        Resignation of Auditors
4        Release(s) of guarantees given to third parties
5        Letter(s) of non-crystallisation
6        Release(s) of liabilities owed to the Vendor
7        Powers of Attorney in relation to the Shares

THIS AGREEMENT is made     29th May                                         1998

BETWEEN:

(1) SHOP-VAC CORPORATION a company incorporated in the state of New Jersey, United States of America whose principal office is at 2323 Reach Road, Williamsport, Pennsylvania, 17701 0307 USA ("the Vendor")

(2) GLEN DIMPLEX a company incorporated in Ireland whose registered office is at 41 Ailesbury Road, Dublin 4, Ireland ("the Purchaser")

WHEREAS:

(A)      The Company is a private company limited by shares.

(B)      Further information relating to the Company is set out in Schedule 1.

(C) The Vendor is the beneficial owner or is otherwise able to procure the transfer of the Shares.

(D) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares for the consideration and upon the ten-ns and conditions set out in this Agreement.

IT IS HEREBY AGREED:

1.       DEFINITIONS AND INTERPRETATION

         1.1      In this Agreement the following  words and  expressions  shall
                  (except  where  the  context  otherwise   requires)  have  the
                  following meanings:

                  "BUSINESS DAY" means a day other than a Saturday or Sunday on which banks are open for business in London;

                  "COMPANY" means Goblin Ireland Limited;









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



                  "COMPLETION" means the perfon-nance of all the obligations of the parties hereto set out in clause 4;

                  "COMPLETION BOARD MINUTES" means minutes of a meeting of the board of directors of the Company in the agreed fon-n or such other documents necessary to effect those matters in relation to the Company set out in Schedule 2 part 2;

                  "COMPLETION DATE" means the date of this Agreement;

                  "CONSIDERATION" means the consideration for the Shares set out in clause 3;

                  "ENCUMBRANCE" means a mortgage, charge, pledge, lien, option, restriction, equity, right to acquire, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or any other type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect;

                  "SHARES" means the whole of the issued share capital of the Company;

                  "VENDORS   GROUP"   means  the  Vendor   and  its   subsidiary
                  undertakings from time to time;

                  "VENDOR'S SOLICITORS" means Lawrence Graham of 190 Strand, London WC2R IJN;

         1.2      In this Agreement where the context admits:

                  1.2.1 words and phrases which are defined or referred to in or for the purposes of the Companies Acts 1963 to 1990 and the Taxes Consolidation Act 1997 (or either of them) have the same meanings in this Agreement
                           (unless   otherwise   expressly   defined   in   this
                           Agreement);

                  1.2.2 reference to a statutory provision includes reference to:

                           1.2.2.1 any order, regulation, statutory instrument or other subsidiary legislation at any time made under it for the time being in force (whenever made);

                           1.2.2.2 any modification, amendment, consolidation, reenactment or replacement of it or provision of which it is a modification, amendment, consolidation, re-enactment or replacement;

                  1.2.3 reference to a recital, clause, sub-clause, schedule or paragraph is to a recital, clause, sub-clause, schedule or a paragraph of a schedule of or to this Agreement respectively;

                  1.2.4    reference to any gender includes the other genders;

                  1.2.5 the index, headings and any descriptive notes are for ease of reference only and shall not affect the construction or interpretation of this Agreement;

                  1.2.6    this Agreement incorporates the Schedules to it;

                  1.2.7 the "agreed form" in relation to any document means the form agreed between the parties to this Agreement and for the purposes of identification only initialled by or on behalf of the parties.

2.       SALE AND PURCHASE OF SHARES

         2.1 The Vendor shall sell as beneficial owner free from all Encumbrances and the Purchaser shall purchase the Shares.

         2.2 Such sale shall include all rights of any nature which are now or which may at any time become attached to the Shares or accrue in respect of them including all dividends and distributions declared paid or made in respect of them on or after the date of this Agreement.

         2.3 The Vendor hereby waives any right of pre-emption or other restriction on transfer in respect of the Shares or any of them conferred on it under the articles of association or constitution of the Company or otherwise and agrees to procure at Completion the irrevocable waiver of any such right or restriction conferred on any other person.

3.       CONSIDERATION

         The aggregate consideration payable by the Purchaser for the Shares shall be US$6,300,000.

4.       COMPLETION

         Completion shall take place at the offices of the Vendor's Solicitors on the Completion Date when each of the parties shall comply with the provisions of Schedule 2.

5.       FURTHER ASSURANCE AND ATTORNEY

         5.1 Upon and after Completion the Vendor shall at the request of the Purchaser do and execute or procure to be done and executed all such acts, deeds, documents and things as may be necessary to give effect to this Agreement.

         5.2 Upon and after Completion at the request of the Purchaser the Vendor shall execute or procure the execution under seal/as a deed of a power of attorney in the agreed form in favour of the Purchaser or such person as may be nominated by the Purchaser generally in respect of the Shares and in particular to enable the Purchaser (or its nominee) to attend and vote at general meetings of the Company during the period prior to the name of the Purchaser (or its nominee) being entered on the register of members of the Company in respect of the Shares.

6.       COSTS

         Except as otherwise provided in this Agreement each of the parties shall bear and pay its own legal, accountancy, actuarial and other fees and expenses incurred in and incidental to the preparation and implementation of this Agreement and of all other documents in the agreed form.

7.       SUCCESSORS AND ASSIGNMENT

         This Agreement shall be binding upon and enure for the benefit of each party's successors in title but shall not be assignable.






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



8.       VARIATIONS

         No variation of this Agreement or any of the documents in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

9.       WAIVER

         No waiver by any party of any breach or non-fulfilment by any other party of any provisions of this Agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision and no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver thereof. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of the Purchaser provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

10.      AGREEMENT CONTINUES IN FORCE

         This Agreement shall remain in full force and effect so far as concerns any matter remaining to be performed at Completion even though Completion shall have taken place.

11.      SEVERABILITY

         The invalidity, illegality or unenforceability of any provisions of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

12.      NOTICES

         12.1 Any notice to be given pursuant to the terms of this Agreement to the Vendor shall be given in writing;

                  in the case of the Vendor to David Grill at the Vendor's principal office and in the case of the Purchaser to Glen Dimplex, Fax 00 353 1 283 8371, 41 Ailesbury Road, Dublin 4, Attention: S O'Driscoll





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



                  or to such other person and/or address as may have been notified to the other parties in accordance with this clause.

         12.2 Notice shall be delivered personally or sent by pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery personally on delivery and in the case of posting (in the absence of evidence of earlier receipt) 48 hours after posting (six days if sent by air mail) and in the case of facsimile transmission on completion of the transmission Provided that the sender shall have received printed confirmation of transmission.

13.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts each of which when executed by one or each of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

14.      GOVERNING LAW

         14.1     This   Agreement   shall  be  governed  by  and  construed  in
                  accordance with the laws of Ireland

         14.2 The parties irrevocably agree for the exclusive benefit of the Purchaser that the courts of Ireland shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly, any suit, action or proceedings (together in this clause referred to as "Proceedings") arising out of or in connection with this Agreement shall be brought in such courts.

         14.3 The Vendor irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in such court as is referred to in this clause 14 and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agree that a judgment in any Proceedings brought in the Irish courts shall be conclusive and binding upon the Vendor and may be enforced in the courts of any other jurisdiction.







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



         14.4 The Vendor expressly and specifically agrees and accepts the terms of this clause and signs this Agreement in recognition of such agreement and acceptance.

         14.5 The Vendor appoints the Vendor's Solicitors to accept service on their behalf of any Proceedings which may be commenced pursuant to this clause in the Courts of England.

IN WITNESS of which the parties or their duly authorised representatives have executed this Agreement as follows.

                                   SCHEDULE 1

                                   The Company

Name and registered Number
and registered office or       Date and place of      Directors and        Authorised share capital          Issued share capital
principal office               incorporation          Secretary
------------------------------------------------------------------------------------------------------------------------------------
Goblin Ireland Limited         29 June 1979           Directors            IR(pound)1,000,000 divided into   600,000 Ordinary Shares
Registered Number: 69738       Ireland                Conor Brendan Stack  1,000,000 Ordinary Shares
Registered Office:                                    Joe Clifford         of IR(pound)1 each
90 South Mall,                                        Matthew Miller
Cork                                                  Earl Stogner
                                                      Jonathan Miller

                                                      Secretary
                                                      Joe Clifford

                                   SCHEDULE 2

                                     PART 1

                                   Completion


1. The Vendor shall repay or procure the repayment of all sums owed by it or any person connected with it to the Company.

2. The Vendor shall deliver or procure to be delivered to the Purchaser in respect of the Company each item specified in Part 2 of this Schedule.

3. The Vendor shall procure that a meeting of the board of directors of the Company is convened and held at which resolutions in the form set out in the Completion Board Minutes are duly passed.

4. The Purchaser shall pay to the Vendor's Solicitors by transfer of funds the sum of US$6,300,000 being the Consideration payable at Completion. The Vendor's Solicitors receipt shall be a sufficient discharge for such sum and the Purchaser shall not be concerned to see to the application thereof.

                                   SCHEDULE 2
                                     PART 2
                              Items to be provided


1.1 duly executed transfers of the Shares by the registered holders thereof in favour of the Purchaser or its nominee(s) together with duly executed powers of attorney or other authorities pursuant to which any transfers have been executed;

1.2 the relevant share certificates (or an express indemnity in a form satisfactory to the Purchaser in the event of any found to be missing) in respect of the Shares;

1.3 the written resignations in the agreed form of Matthew Miller, Jonathan Miller and Earl Stogner as directors of the Company;

1.4 the written resignation in the agreed fon-n of the auditors of the Company;

1.5 all certificates of incorporation and certificates of incorporation on change of name for the Company;

1.6 the common seal and statutory books (including minute books) and books of account of the Company made up to the Completion Date;

1.7      copies of all bank mandates given by the Company;

1.8 bank statements dated not earlier than two Business Days before Completion for all bank accounts of the Company together with cash book balances of the Company as at Completion and reconciliation statements reconciling such balances with the bank statements;

1.9 all cheque books in the possession of or under the control of the Company;

1.10 all credit cards in the name of or for the account of the Company in the possession of any person resigning from his office or employment on Completion;

1.11 duly executed deeds of release in the agreed form releasing the Company from any liability whatsoever under any guarantees;

1.12 a letter from the Company's Bank to the Purchaser in the agreed form confirming that none of the floating charges created in its favour by the Company has crystallised;

1.13 the documents of title to the property owned or occupied by the Company (or in respect of any individual property charged to a third party certified true copies thereof);

1.14 all motor vehicles owned by the Company but in the possession of any person resigning from his office or employment on Completion together with the keys, registration documents and certificates of insurance in respect thereof,

1.15 duly executed deeds of release in the agreed fon-n releasing the Company from any liability whatsoever (actual or contingent) which may be owing to the Vendor or any member of the Vendor's Group or any person connected with any member of the Vendor's Group;

1.16 such waivers consents or other documents as the Purchaser may require to enable the full beneficial ownership of the Shares to vest in the Purchaser; and

1.17 such other documents and things as the Purchaser may properly and reasonably request to implement this transaction.



SIGNED by                   on   )        \s\ Matthew Miller
behalf of SHOP-VAC CORPORATION   )




SIGNED BY                   on   )        \s\ Sean O'Driscoll
behalf of GLEN DIMPLEX           )

i:\C93461.AGR (pdb/gmvc/jm)

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